Exhibit 99.01

Tecogen Announces Record Third Quarter Results & Rebranding of Emissions Technology
Ultera™ the New Force in Emissions Control

WALTHAM, Mass., November 10, 2015, Tecogen® Inc. (NASDAQ:TGEN), a manufacturer and installer of high efficiency, ultra-clean combined heat and power products including natural gas engine-driven cogeneration, air conditioning systems, and high-efficiency water heaters for industrial and commercial use, reported revenues of $4,676,042 for the quarter ended September 30, 2015 compared to $4,175,863 for the same period in 2014, an increase of 12%. Gross profit increased to $1,668,931 for the quarter ended September 30, 2015 compared to $1,089,471, an increase of 53%.
Speaking about the quarter, co-Chief Executive Officer Benjamin Locke noted, “Third quarter is our seasonally weakest quarter historically and this year followed that same pattern. Despite the challenges we delivered both year-on-year top line growth and margin improvement to produce our best third quarter to date, a solid result.”
In conjunction with the third quarter earnings numbers released today the Company is also announcing a re-branding of its breakthrough emissions control technology. Ultera™, Tecogen’s Ultra Low Emissions Reduction system, has reached a phase of development that merited its own unique stand-alone brand. The Ultera brand will better differentiate the Company’s valuable intellectual property as it is commercialized for new market applications, including automotive engines.
“We expect that over time Ultera will come to stand for the global preeminent force in emissions control technologies across categories,” said Robert Panora, Tecogen President, Chief Operating Officer, and one of the investors of the patented ultra-clean technology.
Major Highlights:
Financial

•	Gross margin in the third quarter 2015 increased to 35.7% compared to 26.1% in 2014, within prior 35-40% gross margin guidance range and an over 900 basis point improvement from the prior year period.

•
Keeping pace with growing revenues, sales backlog of equipment and installations grew to $11 million, in line with the Company’s goal of consistently delivering quarter-end product backlog greater than $10 million.

•	Gross profit for the third quarter of 2015 was $1,668,931 compared to $1,089,471, over 50% growth when compared to the same period in 2014.

•
Consolidated net loss, attributable to Tecogen, for the three months ended September 30, 2015 was $948,842 compared to $1,447,798 for the same period in 2014; an over 30% improvement in consolidated net loss and the lowest third quarter loss ever reported.

•	Net loss per share was $0.06 and $0.09 for the three months ended September 30, 2015 and 2014, respectively.

Exhibit 99.01

Sales & Operations

•	Product and total revenue grew to the highest ever reported for a third quarter period.

•
Notable sales during the quarter included 5 InVerde 100kW units for various New York City multi-unit residential buildings, reinforcing the strong suitability of Tecogen’s clean, efficient, inverter-based CHP system for that market.

•	Emissions program continues to gain traction with key wins in Southern California and a new branding initiative around Ultera.

•	Ilios continues pace to profitability.

•	Largest installation to date, 7 units, successfully commissioned in the quarter at landmark Florida laboratory.

•	Ilios products continued to gain traction in key territories with additional shipments to Hawaii and the opening up of the Atlanta market.

•	Continued execution on sales strategy with the addition of new sales representatives in both the Atlanta and Chicago markets.

Conference Call Scheduled for Today at 11:30 am ET
Tecogen will host a conference call today to discuss the second quarter results beginning at 11:30 am ET. To listen to the call dial (888) 349-0103 within the U.S., (855) 669-9657 from Canada, or (412) 902-0129 from other international locations.  Participants should ask to be joined to the Tecogen Inc. call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us."  The conference call will be recorded and available for playback one hour after the end of the call.  The earnings conference call will also be webcast live. To view the associated slides, register for and listen to the webcast, go to http://investors.tecogen.com/webcast. Following the call, the webcast will be archived for 30 days.

About Tecogen
Tecogen manufactures, installs, and maintains high efficiency, ultra-clean, combined heat and power products including natural gas engine-driven cogeneration, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 20 years, Tecogen has shipped more than 2,300 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com.

FORWARD-LOOKING STATEMENTS This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Tecogen Investor Relations & Media Contact Information:
Ariel F. Babcock, CFA
P: (781) 466-6413
E: Ariel.Babcock@tecogen.com

John N. Hatsopoulos
P: 781-622-1120
E: jhatsopoulos@tecogen.com

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2015 and December 31, 2014
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$3,970,011	$1,186,033
Short-term investments, restricted	294,728	585,702
Accounts receivable, net	4,331,181	4,750,437
Unbilled revenue	1,801,055	696,912
Inventory, net	4,699,913	4,090,221
Due from related party	949,129	600,251
Deferred financing costs	50,201	50,201
Prepaid and other current assets	354,859	348,868
Total current assets	16,451,077	12,308,625
Property, plant and equipment, net	565,230	658,421
Intangible assets, net	1,046,316	1,011,300
Goodwill	40,870	40,870
Deferred financing costs, net of current portion	11,439	48,990
Other assets	58,425	53,325
TOTAL ASSETS	$18,173,357	$14,121,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,841,858	$2,416,313
Accrued expenses	1,138,914	1,008,153
Deferred revenue	556,145	1,666,576
Total current liabilities	4,536,917	5,091,042
Long-term liabilities:
Deferred revenue, net of current portion	415,712	207,153
Senior convertible promissory note, related party	3,000,000	3,000,000
Total liabilities	7,952,629	8,298,195
Commitments and contingencies (Note 5)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 17,588,782 and 15,905,881 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	17,589	15,906
Additional paid-in capital	31,455,719	25,088,213
Accumulated deficit	(20,884,168)	(18,955,023)
Total Tecogen Inc. stockholders’ equity	10,589,140	6,149,096
Noncontrolling interest	(368,412)	(325,760)
Total stockholders’ equity	10,220,728	5,823,336
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,173,357	$14,121,531

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended September 30, 2015 and 2014
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues
Products	$1,860,860	$1,094,529	$8,744,306	$5,047,231
Services	2,815,182	3,081,334	8,419,001	7,884,246
Total revenues	4,676,042	4,175,863	17,163,307	12,931,477
Cost of sales
Products	1,262,480	1,052,199	6,040,533	4,043,783
Services	1,744,631	2,034,193	5,087,978	5,023,324
Total cost of sales	3,007,111	3,086,392	11,128,511	9,067,107
Gross profit	1,668,931	1,089,471	6,034,796	3,864,370
Operating expenses
General and administrative	1,864,529	1,738,429	5,942,161	5,387,098
Selling	521,924	476,601	1,339,982	1,303,329
Research and development	206,223	329,524	610,703	889,240
Total operating expenses	2,592,676	2,544,554	7,892,846	7,579,667
Loss from operations	(923,745)	(1,455,083)	(1,858,050)	(3,715,297)
Other income (expense)
Interest and other income	2,157	17,763	11,945	35,927
Interest expense	(68,216)	(43,317)	(128,626)	(159,863)
Total other expense, net	(66,059)	(25,554)	(116,681)	(123,936)
Consolidated net loss	(989,804)	(1,480,637)	(1,974,731)	(3,839,233)
Less: (Income) loss attributable to the noncontrolling interest	40,962	32,839	45,587	123,683
Net loss attributable to Tecogen Inc.	$(948,842)	$(1,447,798)	$(1,929,144)	$(3,715,550)
Net loss per share - basic and diluted	$(0.06)	$(0.09)	$(0.12)	$(0.25)
Weighted average shares outstanding - basic and diluted	17,153,999	15,447,726	16,575,879	15,160,041

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2015 and 2014
(unaudited)

	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(1,974,731)	$(3,839,233)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	205,262	250,655
Change in provision for allowance on accounts receivable	—	18,000
Recovery for inventory reserve	(25,000)	—
Stock-based compensation	90,971	120,972
Non-cash interest expense	37,550	—
Gain on sale of assets	(4,631)	—
Changes in operating assets and liabilities
(Increase) decrease in:
Short term investments	290,974	—
Accounts receivable	419,256	(796,659)
Unbilled revenue	(1,104,143)	521,327
Inventory, net	(584,692)	(1,563,642)
Due from related party	(348,878)	(125,069)
Prepaid expenses and other current assets	(5,991)	1,756
Other non-current assets	(5,100)	19,100
Increase (decrease) in:
Accounts payable	425,545	747,810
Accrued expenses	130,761	(149,470)
Deferred revenue	(901,872)	1,315,434
Due to related party	—	(119,667)
Interest payable, related party	—	(198,450)
Net cash used in operating activities	(3,354,719)	(3,797,136)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(48,827)	(148,833)
Proceeds from sale of assets	16,874	—
Disposal of property and equipment		7,569
Purchases of intangible assets	(110,502)	(130,905)
Purchases of short-term investments, restricted	—	(585,038)
Net cash used in investing activities	(142,455)	(857,207)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for debt issuance costs	—	(9,668)
Proceeds (payments) on demand notes payable and line of credit to related party	—	(2,950,000)
Proceeds from sale of restricted common stock, net	5,920,927	2,340,194
Proceeds from the exercise of stock options	360,225	6,000
Net cash provided by (used in) financing activities	6,281,152	(613,474)
Net increase (decrease) in cash and cash equivalents	2,783,978	(5,267,817)
Cash and cash equivalents, beginning of the period	1,186,033	7,713,899
Cash and cash equivalents, end of the period	$3,970,011	$2,446,082
Supplemental disclosures of cash flows information:
Cash paid for interest	$91,076	$294,219